UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/19/2008

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive
Suite 800
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On November 19, 2008, the officers of Quantum Corporation (the "Company" or "Quantum") approved and communicated to its employees a plan to reduce headcount by approximately 180 positions to reduce overall operating expenses and improve the Company's cost structure. While largely a response to the global financial crisis and market uncertainty, these actions also reflect the Company's continuing efforts to shift investments to capitalize on opportunities in the disk-based deduplication and replication market, including the opportunities provided through its collaborations with EMC and Dell to drive deduplication, replication and management commonality across product lines by leveraging Quantum software. These actions are expected to be completed by March 31, 2009, with the majority occurring by December 31, 2008. The Company expects these actions to result in annual savings of approximately $18 million. The costs associated with these actions consist of one-time termination benefits. The Company's preliminary estimate of these costs is approximately $4.4 million, and substantially all of these charges will result in future cash expenditures.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected costs and cost savings, including the timing of such savings, related to the announced actions. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, Quantum's ability to successfully implement the workforce reductions as expected, possible changes in the size and components of the expected costs, and general economic conditions. More information about potential factors that could affect Quantum's business and financial results is included in the "Risk Factors" set forth in the periodic reports Quantum files with the Securities and Exchange Commission from time to time, including Quantum's Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors, as well as other risks and uncertainties. Quantum assumes no obligation to, and does not currently intend to, update these forward-looking statements.

A copy of Quantum's related press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number          Description
99.1            Quantum Press Release, dated November 24, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: November 24, 2008	By:	/s/ Shawn D. Hall
Shawn D. Hall
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Quantum Press Release dated November 24, 2008